Exhibit 99.2

Supplemental Information

September 30, 2007

(Unaudited)

Edmonds, WA	South San Francisco, CA	Denver, CO

Table of Contents

Overview
About the Company	4
Company Information	5
Quarterly Highlights	6

Consolidated Information

Consolidated Balance Sheets	8
Consolidated Statements of Income	9
Consolidated Statements of Cash Flows	10-11
Consolidated Funds From Operations	12
Net Income to Net Operating Income Reconciliation	13
Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation	14
Adjusted Fixed Charge Coverage	15
Indebtedness	16
Consolidated Book Capitalization	17
Consolidated Market Capitalization	18
Consolidated Portfolio Overview	19-21
Same Property Performance	22
Lease Expirations	23
Development	24

Investment Management Business

Investment Management Business Summary	26
Balance Sheets	27
Statements of Operations	28
Funds From Operations	29
Net Operating Income	30
EBITDA	31
Indebtedness	32
Portfolio Overview	33

Other Information

Reporting Definitions	35-36
Supplemental Financial Measures Disclosures	37-38

Overview

About the Company (1)

HCP, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests directly, or through joint ventures, in healthcare-related facilities located primarily throughout the United States.  HCP is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, Chicago, Illinois and San Francisco, California, and its portfolio includes interests in 753 properties.  The Company acquires healthcare-related facilities and leases them and provides mortgage financing. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) life science facilities, including laboratory and office buildings; (iv) hospitals; (v) skilled nursing facilities (“SNFs”); and (vi) other healthcare facilities, including physician group practice clinics and health and wellness centers. For business segment financial data, see our consolidated information included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include HCP, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in healthcare-related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles — opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in healthcare-related facilities directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing principles and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Generally, we attempt to match the long-term duration of our leases with long-term fixed-rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings of securities or from institutional investors. We may issue debt securities or preferred or common stock. We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of September 30, 2007, the Company’s portfolio of properties, excluding assets held for sale and classified as discontinued operations, included 753 properties and consisted of:

•                  271 senior housing facilities,

•                  265 medical office buildings,

•                  99 life science facilities,

•                  41 hospitals,

•                  65 skilled nursing facilities and

•                  12 other healthcare facilities.

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Measures Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The information contained on our website is not incorporated by reference into, and should not be considered a part of, this supplemental information package.  In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer at (562) 733-5100.

(1)          As of September 30, 2007.

Company Information (1)

Board of Directors

Mary A. Cirillo-Goldberg	Harold M. Messmer, Jr.

Former Chairman and Chief Executive Officer, OPCENTER	Chairman and Chief Executive Officer Robert Half International, Inc.
Compensation Committee	Compensation Committee
Nominating and Corporate	Nominating and Corporate
Governance Committee	Governance Committee

Robert R. Fanning, Jr.	Peter L. Rhein
Managing Director (Retired)	Partner
The Huron Consulting Group	Sarlot & Rhein
Audit Committee	Chairperson, Audit Committee

James F. Flaherty III	Kenneth B. Roath
Chairman and Chief Executive Officer	Chairman Emeritus
HCP, Inc.	HCP, Inc.

Christine Garvey	Richard M. Rosenberg
Former Global Head of Corporate	Chairman and Chief Executive Officer
Real Estate Services	(Retired), Bank of America
Deutsche Bank AG	Lead Director
Chairperson, Nominating and
David B. Henry	Corporate Governance Committee
Finance Committee
Vice Chairman and Chief Investment
Officer, Kimco Realty Corporation	Joseph P. Sullivan
Audit Committee	Chairman of the Board of Advisors
Finance Committee	RAND Health
Nominating and Corporate	Chairperson, Finance Committee
Governance Committee	Audit Committee

Michael D. McKee
Vice Chairman and Chief Executive
Officer, The Irvine Company
Chairperson, Compensation Committee

Senior Management

George P. Doyle	Brian J. Maas
Senior Vice President
Senior Vice President	Associate General Counsel
Chief Accounting Officer
Donald S. McNutt
Charles A. Elcan
Executive Vice President	Executive Vice President
Medical Office Properties	Operations

James F. Flaherty III	Stephen I. Robie
Chairman and	Senior Vice President
Chief Executive Officer	Financial Planning and Analysis

Paul F. Gallagher	Randall W. Rohner
Executive Vice President	Senior Vice President
Chief Investment Officer	Life Science Estates

Edward J. Henning	Timothy M. Schoen

Executive Vice President	Senior Vice President
General Counsel and Corporate Secretary	Investment Management

Thomas D. Kirby	Susan M. Tate
Senior Vice President
Senior Vice President	Asset Management
Acquisitions and Dispositions
Mark A. Wallace
Thomas M. Klaritch	Executive Vice President
Senior Vice President	Chief Financial Officer and Treasurer
Medical Office Properties

Marshall D. Lees
Executive Vice President
Life Science Estates

Other Information

Corporate Headquarters	Chicago Office	Senior Debt Ratings
3760 Kilroy Airport Way, Suite 300	444 North Michigan Avenue, Suite 3230	Moody’s	Baa3
Long Beach, CA 90806-2473	Chicago, IL 60611	Standard & Poor’s	BBB
(562) 733-5100	(312) 755-0700	Fitch	BBB

Nashville Office	San Francisco Office	Stock Exchange Listing
3100 West End Avenue, Suite 800	400 Oyster Point Boulevard, Suite 409	NYSE
Nashville, TN 37203	South San Francisco, CA 94080
(615) 324-6900	(650) 875-1002	Trading Symbol
		HCP	Common Stock
		HCP_pe	Series E Preferred Stock
		HCP_pf	Series F Preferred Stock

(1)          As of October 29, 2007.

Quarterly Highlights (1)

ACQUISITON OF SLOUGH ESTATES USA INC.

On August 1, 2007, we closed our acquisition of SEUSA for aggregate cash consideration of approximately $3.0 billion. SEUSA’s life science portfolio is concentrated in the San Francisco Bay Area and San Diego County and comprises 83 existing properties representing approximately 5.2 million square feet and an established development pipeline of 3.8 million square feet upon completion.

In connection with our acquisition of SEUSA, we obtained, from a syndicate of banks, a financing commitment for a $3.0 billion bridge loan under which $2.75 billion was borrowed at closing.  In October 2007, we made aggregate payments of approximately $1.4 billion, reducing the outstanding principal balance of the bridge loan to $1.35 billion.

OTHER INVESTMENT TRANSACTIONS

During the three months ended September 30, 2007, excluding the acquisition of SEUSA, we made investments of $118 million with an average yield of 7.8%.  Our investments, including the acquisition of SEUSA, for the nine months ended September 30, 2007, aggregated $3.7 billion with an average yield of 6.6%, and were made in the following sectors: (i) 83% life science, (ii) 9% MOBs, (iii) 7% hospitals and (iv) 1% senior housing and other healthcare facilities.

During the three months ended September 30, 2007, we sold 42 properties for $504 million, which included the sale of 41 properties to Emeritus Corporation for $501.5 million. Our sales of properties and marketable securities for the nine months ended September 30, 2007, aggregated $949 million and were made from the following sectors: (i) 58% senior housing, (ii) 33% skilled nursing facilities, (iii) 5% hospitals, (iv) 3% MOB and (v) 1% other healthcare facilities.

For the three and nine months ended September 30, 2007, we recognized gains from sales of real estate and real estate interest of $286.2 million and $402.4 million, respectively. For the nine months ended September 30, 2007, we recognized gains from sales of marketable securities of $5 million.

JOINT VENTURE TRANSACTION

On September 28, 2007, HCP Ventures IV, LLC, a joint venture formed on April 30, 2007, acquired an MOB valued at $35 million and concurrently placed $23 million of secured debt.  The acquisition was funded pro-rata by the partners to this joint venture.

CAPITAL MARKET TRANSACTIONS

On October 5, 2007, we issued 9 million shares of common stock and received net proceeds of approximately $303 million, which were used to repay outstanding borrowings under our bridge loan.

On October 15, 2007, we issued $600 million of 6.70% senior unsecured notes due in 2018. The notes were priced at 99.793% of the principal amount for an effective yield of 6.73%. We received net proceeds of approximately $595 million, which were used to repay outstanding borrowings under our bridge loan.

OTHER EVENTS

On September 7, 2007, we changed our name from Health Care Property Investors, Inc. to HCP, Inc. Our common stock continues to trade on the New York Stock Exchange under the symbol HCP.

On October 25, 2007, our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on November 19, 2007 to stockholders of record as of the close of business on November 5, 2007.

On October 25, 2007, our Board of Directors unanimously elected Ms. Christine Garvey as a new director.

(1)          Includes events subsequent to the current quarter-end through the date of the most recent quarterly earnings press release issuance.

Consolidated Information

Consolidated Balance Sheets

	September 30,	December 31,
In thousands	2007	2006
ASSETS	(Unaudited)
Real estate:
Buildings and improvements	$8,017,019	$5,767,079
Developments in process	266,903	42,346
Land	1,601,529	653,435
Less accumulated depreciation and amortization	672,401	523,732
Net real estate	9,213,050	5,939,128

Net investment in direct financing leases	637,742	678,013
Loans receivable, net	159,879	196,480
Investments in and advances to unconsolidated joint ventures	248,676	25,389
Accounts receivable, net	34,403	31,026
Cash and cash equivalents	568,853	58,405
Restricted cash	65,080	40,786
Intangible assets, net	648,915	380,568
Real estate held for sale, net	5,578	502,278
Real estate held for contribution, net	—	1,684,341
Other assets, net	513,957	476,335
Total assets	$12,096,133	$10,012,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit	$—	$624,500
Bridge and term loans	2,750,000	504,593
Senior unsecured notes	3,224,215	2,748,522
Mortgage debt	1,280,515	1,288,681
Mortgage debt on assets held for sale	3,779	38,617
Mortgage debt on assets held for contribution	—	889,356
Other debt	109,208	107,746
Intangible liabilities, net	286,270	134,050
Accounts payable and accrued liabilities	214,809	200,088
Deferred revenue	44,454	20,795
Total liabilities	7,913,250	6,556,948

Minority interests:
Joint venture partners	33,177	34,211
Non-managing member unitholders	305,850	127,554
Total minority interests	339,027	161,765

Commitments and contingencies
Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	207,277	198,599
Additional paid-in capital	3,413,124	3,108,908
Cumulative dividends in excess of earnings	(69,436)	(316,369)
Accumulated other comprehensive income	7,718	17,725
Total stockholders’ equity	3,843,856	3,294,036
Total liabilities and stockholders’ equity	$12,096,133	$10,012,749

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2007	2006	2007	2006
Revenues and other income:
Rental and related revenues	$242,267	$112,234	$648,994	$320,174
Income from direct financing leases	18,832	—	49,037	—
Investment management fee income	1,602	678	12,062	2,675
Interest and other income	21,548	6,903	54,755	25,987
	284,249	119,815	764,848	348,836
Costs and expenses:
Interest	103,829	36,727	255,918	101,986
Depreciation and amortization	74,253	27,779	195,415	80,033
Operating	52,582	19,902	133,664	56,252
General and administrative	16,558	8,261	55,443	25,137
	247,222	92,669	640,440	263,408

Operating income:	37,027	27,146	124,408	85,428
Equity income from unconsolidated joint ventures	1,242	1,044	3,758	7,580
Gain on sale of real estate interest	—	—	10,141	—
Minority interests’ share of earnings	(6,018)	(3,511)	(17,992)	(11,458)
Income from continuing operations:	32,251	24,679	120,315	81,550

Discontinued operations:
Operating income	3,744	16,411	26,136	52,833
Impairments	—	—	—	(4,711)
Gains on sales of real estate	286,153	35,728	392,269	46,601
	289,897	52,139	418,405	94,723

Net income:	322,148	76,818	538,720	176,273
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)
Net income applicable to common shares:	$316,866	$71,536	$522,872	$160,425

Basic earnings per common share (EPS):
Continuing operations	$0.13	$0.14	$0.51	$0.48
Discontinued operations	1.41	0.38	2.04	0.70
Net income applicable to common shares	$1.54	$0.52	$2.55	$1.18

Diluted earnings per common share:
Continuing operations	$0.13	$0.14	$0.51	$0.48
Discontinued operations	1.40	0.38	2.02	0.69
Net income applicable to common shares	$1.53	$0.52	$2.53	$1.17

Weighted average shares used to calculate EPS:
Basic	206,186	136,682	205,322	136,402
Diluted	207,070	137,578	206,672	137,209

Dividends declared per common share:	$0.445	$0.425	$1.335	$1.275

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
In thousands	2007	2006
Cash flows from operating activities:
Net income	$538,720	$176,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	195,415	80,033
Discontinued operations	6,465	15,792
Amortization of above and below market lease intangibles, net	(3,185)	(1,383)
Stock-based compensation	8,516	6,060
Debt issuance costs amortization	15,274	2,746
Recovery of loan losses	(386)	—
Straight-line rents and interest accretion on direct financing leases	(45,895)	(7,436)
Deferred revenue	8,937	360
Equity income from unconsolidated joint ventures	(3,758)	(7,580)
Distributions of earnings from unconsolidated joint ventures	3,148	7,580
Minority interests’ share of earnings	17,992	11,458
Impairments	—	4,711
Gains on sales of real estate and real estate interest	(402,410)	(46,601)
Gains on sales of securities	(4,874)	(1,552)
Changes in:
Accounts receivable	(2,626)	637
Loans receivable and other assets	(18,384)	(6,898)
Accounts payable and accrued liabilities	(3,128)	20,293
Net cash provided by operating activities	309,821	254,493

Cash flows from investing activities:
Cash used in SEUSA acquisition, net of cash acquired	(2,977,564)	—
Other cash used in the acquisition and development of real estate	(339,692)	(336,709)
Lease commissions and tenant and capital improvements	(27,029)	(12,003)
Net proceeds from sales of real estate	854,505	100,217
Contributions to unconsolidated joint ventures	(2,619)	—
Distributions in excess of earnings from unconsolidated joint ventures	476,992	161
Purchases of securities	(26,647)	(12,895)
Proceeds from the sales of securities	53,514	5,630
Principal repayments on loans receivable and direct financing leases	101,340	45,525
Investments in loans receivable and debt securities	(18,615)	(4,005)
Increase in restricted cash	(28,461)	(122,895)
Net cash used in investing activities	(1,934,276)	(336,974)

See Reporting Definitions and Supplemental Financial Measures Disclosures

	Nine Months Ended September 30,
In thousands	2007	2006
Cash flows from financing activities:
Net repayments under bank lines of credit	(624,500)	(258,600)
Repayments of term loan	(504,593)	—
Borrowings under bridge loan	2,750,000	—
Repayments of mortgage debt	(82,482)	(20,399)
Issuance of mortgage debt	143,421	161,874
Repayments of senior unsecured notes	(20,000)	(135,000)
Issuance of senior unsecured notes	500,000	1,150,000
Debt issuance costs	(18,659)	(7,123)
Settlement of cash flow hedges	—	(4,354)
Net proceeds from the issuance of common stock and exercise of options	300,591	21,686
Dividends paid on common and preferred stock	(291,787)	(191,287)
Distributions to minority interests	(17,088)	(10,295)
Net cash provided by financing activities	2,134,903	706,502

Net increase in cash and cash equivalents	510,448	624,021
Cash and cash equivalents, beginning of period	58,405	21,342
Cash and cash equivalents, end of period	$568,853	$645,363

See Reporting Definitions and Supplemental Financial Measures Disclosures

Consolidated Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2007	2006	2007	2006

Net income applicable to common shares:	$316,866	$71,536	$522,872	$160,425
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	74,253	27,779	195,415	80,033
Discontinued operations	51	5,009	6,465	15,792
Gains on sales of real estate and real estate interest	(286,153)	(35,728)	(402,410)	(46,601)
Equity income from unconsolidated joint ventures	(1,242)	(1,044)	(3,758)	(7,580)
FFO from unconsolidated joint ventures	6,187	2,177	15,819	5,690
Minority interests’ share of earnings	6,018	3,511	17,992	11,458
Minority interests’ share of FFO	(6,973)	(3,820)	(20,545)	(12,093)
FFO applicable to common shares	$109,007	$69,420	$331,850	$207,124

Distributions on convertible units	$2,606	$2,533	$10,087	$7,832

Diluted FFO applicable to common shares:	$111,613	$71,953	$341,937	$214,956

Basic FFO per common share	$0.53	$0.51	$1.62	$1.52

Diluted FFO per common share	$0.52	$0.50	$1.60	$1.50

Weighted average shares used to calculate diluted FFO per common share	212,920	143,538	213,947	143,349

Dividends declared per common share	$0.445	$0.425	$1.335	$1.275

FFO payout ratio per common share	85.6%	85.0%	83.4%	85.0%

Impact of merger-related and impairment charges	$9,078	$—	$18,057	$4,711

Per common share impact of merger-related and impairment charges on diluted FFO	$0.05	$—	$0.08	$0.03

FFO payout ratio per common share prior to merger-related and impairment charges	78.1%	85.0%	79.5%	83.3%

Consolidated selected supplemental cash flow information:
Impairments	$—	$—	$—	$4,711
Amortization of (above) and below market lease intangibles, net	1,613	462	3,185	1,383
Stock-based compensation	2,674	1,812	8,516	6,060
Debt issuance costs amortization	9,631	942	15,274	2,746
Straight-line rents	19,088	2,715	39,467	7,436
Interest accretion on direct financing leases	2,265	—	6,428	—
Deferred revenues — tenant improvement related	4,922	—	4,922	—
Increase (decrease) in SAB 104 deferred revenue	1,540	(1,265)	4,015	360
Lease commissions and tenant and capital improvements	12,621	3,910	27,029	12,003
Capitalized interest	3,851	227	4,024	588

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures (1):
Amortization of (above) and below market lease intangibles, net	$(276)	$264	$(728)	$545
Debt issuance costs amortization	95	56	241	140
Straight-line rents	1,510	71	4,452	277
Lease commissions and tenant and capital improvements	316	862	391	1,449

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosure

Net Income to Net Operating Income Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2007	2006	2007	2006

Net income	$322,148	$76,818	$538,720	$176,273
Income from direct financing leases	(18,832)	—	(49,037)	—
Investment management fee income	(1,602)	(678)	(12,062)	(2,675)
Interest and other income	(21,548)	(6,903)	(54,755)	(25,987)
Interest expense	103,829	36,727	255,918	101,986
Depreciation and amortization	74,253	27,779	195,415	80,033
General and administrative	16,558	8,261	55,443	25,137
Equity income from unconsolidated joint ventures	(1,242)	(1,044)	(3,758)	(7,580)
Gain on sale of real estate interest	—	—	(10,141)	—
Minority interests’ share of earnings	6,018	3,511	17,992	11,458
Total discontinued operations	(289,897)	(52,139)	(418,405)	(94,723)
Net operating income (“NOI”)	$189,685	$92,332	$515,330	$263,922

See Reporting Definitions and Supplemental Financial Measure Disclosure

Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2007	2006	2007	2006

Net cash provided by operating activities	$90,149	$77,376	$309,821	$254,493
Changes in:
Accounts receivable	(1,286)	254	2,626	(637)
Loans receivables and other assets	13,180	6,616	18,384	6,898
Accounts payable and accrued liabilities	9,738	(9,184)	3,128	(20,293)
Gains on sales of securities	—	1,552	4,874	1,552
Gains on sales of real estate and real estate interest	286,153	35,728	402,410	46,601
Impairments	—	—	—	(4,711)
Minority interests’ share of earnings	(6,018)	(3,511)	(17,992)	(11,458)
Distributions of earnings from unconsolidated joint ventures	(1,081)	(1,957)	(3,148)	(7,580)
Equity income from unconsolidated joint ventures	1,242	1,044	3,758	7,580
Deferred rental revenue	(6,462)	1,265	(8,937)	(360)
Straight-line rents and interest accretion on direct financing leases	21,353	2,715	45,895	7,436
Recovery of loan losses	176	—	386	—
Debt issuance costs amortization	(9,631)	(942)	(15,274)	(2,746)
Stock-based compensation	(2,674)	(1,812)	(8,516)	(6,060)
Amortization of above and below market lease intangibles, net	1,613	462	3,185	1,383
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	(74,253)	(27,779)	(195,415)	(80,033)
Discontinued operations	(51)	(5,009)	(6,465)	(15,792)
Net income	322,148	76,818	538,720	176,273

Interest expense:
Continuing operations	103,829	36,727	255,918	101,986
Discontinued operations	80	241	1,357	715
Income taxes	51	48	1,031	109
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	74,253	27,779	195,415	80,033
Discontinued operations	51	5,009	6,465	15,792
Equity income from unconsolidated joint ventures	(1,242)	(1,044)	(3,758)	(7,580)
HCP’s share of EBITDA from unconsolidated joint ventures(1)	9,511	3,599	26,167	15,963
Other joint venture adjustments	608	—	1,609	—
Minority interests’ share of earnings	6,018	3,511	17,992	11,458
Gains on sales of real estate and real estate interest, net of impairments	(286,153)	(35,728)	(402,410)	(41,890)
Adjusted EBITDA	$229,154	$116,960	$638,506	$352,859

(1)   Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of GE, for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosure

Adjusted Fixed Charge Coverage

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands	2007	2006	2007	2006

Net income	$322,148	$76,818	$538,720	$176,273
Interest expense:
Continuing operations	103,829	36,727	255,918	101,986
Discontinued operations	80	241	1,357	715
Income taxes	51	48	1,031	109
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	74,253	27,779	195,415	80,033
Discontinued operations	51	5,009	6,465	15,792
Equity income from unconsolidated joint ventures	(1,242)	(1,044)	(3,758)	(7,580)
HCP’s share of EBITDA from unconsolidated joint ventures(1)	9,511	3,599	26,167	15,963
Other joint venture adjustments	608	—	1,609	—
Minority interests’ share of earnings	6,018	3,511	17,992	11,458
Gains on sales of real estate and real estate interest, net of impairments	(286,153)	(35,728)	(402,410)	(41,890)

Adjusted EBITDA	$229,154	$116,960	$638,506	$352,859

Interest expense:
Continuing operations	$103,829	$36,727	$255,918	$101,986
Discontinued operations	80	241	1,357	715
HCP’s share of interest expense from unconsolidated joint ventures(1)	4,998	1,344	13,433	4,294
Capitalized interest	3,851	227	4,024	588
Preferred stock dividends	5,282	5,282	15,848	15,848

Fixed charges	$118,040	$43,821	$290,580	$123,431

Adjusted fixed charge coverage	1.9 x	2.7 x	2.2 x	2.9 x

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of GE, for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosure

Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

September 30, 2007

	Bank Line					HCP’s Share of
	of Credit	Senior				Unconsolidated
	and	Unsecured	Mortgage	Other	Consolidated	Mortgage
	Bridge Loan	Notes	Debt(1)	Debt(3)	Debt	Debt(4)	Total Debt
2007	$—	$—	$11,611	$109,208	$120,819	$1,037	$121,856
2008	2,750,000	300,000	91,721	—	3,141,721	3,319	3,145,040
2009	—	—	272,402	—	272,402	3,552	275,954
2010	—	206,421	296,569	—	502,990	3,773	506,763
2011	—	300,000	130,583	—	430,583	4,321	434,904
2012	—	250,000	102,658	—	352,658	11,518	364,176
2013	—	550,000	47,343	—	597,343	43,010	640,353
2014	—	87,000	168,534	—	255,534	4,164	259,698
2015	—	400,000	33,054	—	433,054	15,092	448,146
2016	—	400,000	46,452	—	446,452	50,741	497,193
Thereafter	—	750,000	76,193	—	826,193	201,547	1,027,740
Subtotal	2,750,000	3,243,421	1,277,120	109,208	7,379,749	342,074	7,721,823

(Discounts) and premiums, net	—	(19,206)	7,174	—	(12,032)	(784)	(12,816)
Total	$2,750,000	$3,224,215	$1,284,294	$109,208	$7,367,717	$341,290	$7,709,007

Weighted average interest rate	6.25%	6.09%	6.07%	N/A	6.15%	5.66%	6.13%

Weighted average maturity in years	0.83	6.43	4.85	N/A	4.03	8.58	4.23

Debt Analysis

	September 30,	December 31,
	2007	2006
Fixed rate debt
Senior unsecured notes	$2,899,574	$2,424,163
Mortgage debt(1)(2)	1,088,434	2,001,716
Other debt	109,208	107,746
HCP’s share of unconsolidated debt	341,290	27,519
	4,438,506	4,561,144
Variable rate debt
Bank line of credit	—	624,500
Bridge and term loans	2,750,000	504,593
Senior unsecured notes	324,641	324,359
Mortgage debt	195,860	214,938
	3,270,501	1,668,390
Total debt	7,709,007	6,229,534

	September 30,	December 31,
	2007	2006
Fixed and variable rate ratios
Fixed rate	57.6%	73.2%
Variable rate	42.4%	26.8%

	100.0%	100.0%

(1)          Includes mortgage debt on assets held for contribution at December 31, 2006.

(2)          Includes $45.6 million of mortgage debt that has been hedged through interest rate swap contracts.

(3)          In connection with the CRP merger on October 5, 2006, the Company assumed non-interest bearing Life Care Bonds at two of its CCRCs and non-interest bearing occupancy fee deposits at another of its senior housing facilities, all of which are payable to certain residents of the facilities.

(4)          Only includes debt associated with investment management business.

Consolidated Book Capitalization

In thousands

Total Debt

	September 30,	December 31,
	2007	2006
Bank line of credit	$—	$624,500
Bridge and term loans	2,750,000	504,593
Senior unsecured notes	3,224,215	2,748,522
Mortgage debt(1)	1,284,294	2,216,654
Other debt	109,208	107,746
Consolidated debt	7,367,717	6,202,015
HCP’s share of unconsolidated mortgage debt	341,290	27,519
Total debt	$7,709,007	$6,229,534

Book Capitalization

	September 30,	December 31,
	2007	2006
Total debt	$7,709,007	$6,229,534
Total minority interests	339,027	161,765
Total stockholders’ equity	3,843,856	3,294,036
Total book capitalization	11,891,890	9,685,335
Accumulated depreciation and amortization	750,126	573,455
Accumulated depreciation and amortization from assets held for sale and contribution	1,624	7,662
HCP’s share of unconsolidated accumulated depreciation and amortization	14,142	849
Total undepreciated book capitalization	$12,657,782	$10,267,301

Gross Assets

	September 30,	December 31,
	2007	2006
Consolidated total assets	$12,096,133	$10,012,749
Investments in and advances to unconsolidated joint ventures	(248,676)	(25,389)
Accumulated depreciation and amortization	750,126	573,455
Accumulated depreciation and amortization from assets held for sale and contribution	1,624	7,662
Consolidated gross assets	12,599,207	10,568,477
HCP’s share of unconsolidated total assets	558,502	45,208
HCP’s share of unconsolidated accumulated depreciation and amortization	14,142	849
Total gross assets	$13,171,851	$10,614,534

Capitalization Ratios

	September 30,	December 31,
	2007	2006
Total debt/Total book capitalization	64.8%	64.3%
Total debt/Total undepreciated book capitalization	60.9%	60.7%

Consolidated debt/Consolidated gross assets	58.5%	58.7%
Total debt/Total gross assets	58.5%	58.7%

Consolidated secured debt/Consolidated gross assets	10.2%	21.0%
Total secured debt/Total gross assets	12.3%	21.1%

(1)          Includes mortgage debt on assets held for contribution and held for sale at December 31, 2006.

See Reporting Definitions and Supplemental Financial Measure Disclosure

Consolidated Market Capitalization

In thousands, except price data

Total Debt

	September 30,	December 31,
	2007	2006
Bank line of credit	$—	$624,500
Bridge and term loans	2,750,000	504,593
Senior unsecured notes	3,224,215	2,748,522
Mortgage debt(1)	1,284,294	2,216,654
Other debt	109,208	107,746
Consolidated debt	$7,367,717	$6,202,015
HCP’s share of unconsolidated mortgage debt	341,290	27,519
Total debt	$7,709,007	$6,229,534

Market Capitalization

	September 30, 2007			December 31, 2006
Security	Shares/Units	Price	Value	Shares/Units	Price	Value
Common stock	207,277	$33.17	$6,875,378	198,599	$36.82	$7,312,415

Convertible partnership units
2 for 1(2)	2,516	66.34	166,911	2,533	73.64	186,530
1 for 1(3)	5,066	33.17	168,039	887	36.82	32,659
			334,950			219,189
Preferred stock:
7.25% Series E	4,000	24.60	98,400	4,000	25.56	102,240
7.10% Series F	7,820	24.25	189,635	7,820	25.62	200,348
			288,035			302,588

Consolidated market equity			$7,498,363			$7,834,192

Consolidated debt			7,367,717			6,202,015

Consolidated market capitalization			$14,866,080			$14,036,207

HCP’s share of unconsolidated mortgage debt			341,290			27,519

Total market capitalization			$15,207,370			$14,063,726

Capitalization Ratios

	September 30, 2007	December 31, 2006
Consolidated debt/Consolidated market capitalization	49.6%	44.2%

Total debt/Total market capitalization	50.7%	44.3%

(1)          Includes mortgage debt on assets held for contribution and held for sale at December 31, 2006.

(2)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(3)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

See Reporting Definitions and Supplemental Financial Measure Disclosure

Consolidated Portfolio Overview

As of and for the nine months ended September 30, 2007, dollars and square feet in thousands

Owned Property, Secured Loan and Direct Financing Lease Portfolios
Overview by property type

	Property		Square	Facility Occupancy %		Number
Sector	Count	Beds/Units	Feet	09/30/07	06/30/07	of States
Hospital	37	4,402 Beds	4,846	54	59	17
Skilled Nursing	65	7,560 Beds	2,525	85	86	16
Senior Housing	242	26,171 Units	22,668	88	89	34
MOB	201	N/A	13,567	90	90	28
Life Science	91	N/A	5,868	84	89	2
Other	12	N/A	512	96	100	7
Total	648		49,986

Operator concentration

	Property	Investment			Interest and	Total
Operator	Count	Amount	%	NOI	DFL Income	Amount	%
Sunrise Senior Living	103	$2,228,288	21	$79,164	$32,734	$111,898	20
Brookdale	24	675,054	7	50,072	—	50,072	9
Tenet Healthcare Corporation	8	423,497	4	40,764	—	40,764	7
Aegis Senior Living	12	258,008	2	16,808	—	16,808	3
Emeritus Corporation	25	233,886	2	25,810	247	26,057	5
HCA	8	233,205	2	17,224	—	17,224	3
Capital Senior Living	15	176,517	2	10,393	—	10,393	2
Harbor Retirement Associates	10	159,029	2	3,370	1,283	4,653	1
Healthsouth Corporation	10	119,560	1	12,163	—	12,163	2
Atria Senior Living Group	6	88,076	1	6,841	—	6,841	1
Other Public Companies	36	254,907	2	24,480	3,427	27,907	5
Other	391	5,572,345	54	214,069	16,032	230,101	40
	648	$10,422,372	100	$501,158	$53,723	$554,881	98
NOI from assets contributed to ventures				14,172	—	14,172	2
				$515,330	$53,723	$569,053	100

See Reporting Definitions and Supplemental Financial Measures Disclosures

As of and for the nine months ended September 30, 2007, dollars and square feet in thousands

Owned Property Portfolio — Overview by type

	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage
Sector	Count	Investment	Units	Feet	09/30/07	06/30/07	09/30/07		06/30/07
Hospital	36	$1,047,490	4,344 Beds	4,707	54	59	2.5	x	2.5	x
Skilled Nursing	62	305,805	7,118 Beds	2,366	85	86	1.5	x	1.5	x
Senior Housing	209	3,500,061	22,862 Units	20,516	88	90	1.1	x	1.1	x
MOB	201	2,162,070	N/A	13,567	90	91	N/A		N/A
Life Science	91	2,644,986	N/A	5,868	84	89	N/A		N/A
Other	12	63,885	N/A	512	96	100	N/A		N/A
Total	611	$9,724,297		47,536

Direct Financing Lease Portfolio — Overview by type

	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage
Sector	Count	Investment	Units	Feet	09/30/07	06/30/07	09/30/07		06/30/07
Senior Housing	30	$628,800	3,141 Units	1,969	91	91	0.9	x	0.9	x

Secured Loan Portfolio — Overview by type

	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage
Sector	Count	Investment	Units	Feet	09/30/07	06/30/07	09/30/07		06/30/07
Hospital	1	$35,308	58 Beds	139	49	56	2.5	x	2.8	x
Skilled Nursing	3	15,767	442 Beds	159	83	84	2.3	x	2.1	x
Senior Housing	3	18,200	168 Units	183	83	81	N/A		N/A
Total	7	$69,275		481

Owned Property Portfolio — Overview by state

	Total	Hospital		Skilled Nursing		Senior Housing		MOB		Life Science		Other
									Square		Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet	No.	Feet
CA	138	4	745	7	721	27	3,124	15	859	82	5,288	3	127
TX	87	7	1,137	4	570	30	3,323	46	4,112	—	—	—	—
FL	50	2	312	—	—	29	3,629	19	1,020	—	—	—	—
VA	22	1	—	9	934	10	1,347	2	154	—	—	—	—
CO	23	1	64	2	240	5	871	15	914	—	—	—	—
UT	34	1	139	1	120	1	158	22	940	9	580	—	—
WA	15	—	—	—	—	8	571	7	687	—	—	—	—
IN	34	—	—	15	1,558	5	392	14	763	—	—	—	—
Other	208	20	1,947	24	2,975	94	9,447	61	4,118	—	—	9	385
Total	611	36	4,344	62	7,118	209	22,862	201	13,567	91	5,868	12	512

See Reporting Definitions and Supplemental Financial Measures Disclosures

In thousands

Owned Property Portfolio — NOI by type

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
	Rental and			Rental and
	Related	Operating		Related	Operating
Sector	Revenues	Expenses	NOI	Revenues	Expenses	NOI
Hospital	$33,497	$847	$32,650	$93,896	$834	$93,062
Skilled Nursing	10,905	77	10,828	32,449	128	32,321
Senior Housing	79,351	3,554	75,797	217,045	11,160	205,885
MOB	80,679	37,884	42,795	232,658	100,942	131,716
Life Science	35,730	9,846	25,884	45,197	12,194	33,003
Other	2,105	374	1,731	6,262	1,091	5,171
Total	$242,267	$52,582	$189,685	$627,507	$126,349	$501,158
NOI from assets contributed to ventures				21,487	7,315	14,172
				$648,994	$133,664	$515,330

Direct Financing Lease Portfolio — DFL income by type

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
Sector	2007	2007
Senior Housing(1)	$18,832	$49,037

Secured Loan Portfolio — Interest income by type(2)

Sector
Hospital	$750	$2,251
Skilled Nursing	439	1,318
Senior Housing	442	1,117
Total	$1,631	$4,686

(1)          Includes revenues of $5.3 million and $8.8 million from the two paid off DFLs for the three and nine months ended September 30, 2007, respectively.

(2)   Excludes interest on loans repaid as of September 30, 2007.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Same Property Performance

Dollars and square feet in thousands

			Skilled	Senior		Life
	Total	Hospital	Nursing	Housing	MOB	Science	Other
Owned Property Portfolio

Property count	611	36	62	209	201	91	12
Investment	$9,724,297	$1,047,490	$305,805	$3,500,061	$2,162,070	$2,644,986	$63,885

Same Property Portfolio

Property count	284	26	61	76	102	9	10
Investment	$3,124,032	714,391	$300,738	$971,979	$962,000	$118,243	$56,681

Percent of Owned Property Portfolio (by investment)	32%	68%	98%	28%	44%	4%	89%

Square feet	22,575	3,272	2,320	9,493	6,258	762	470

Facility occupancy at September 30, 2007	55%	84%	89%	92%	86%	100%

Facility occupancy at September 30, 2006	55%	86%	91%	94%	100%	100%

NOI for the nine months ended September 30, 2007	$264,435	$69,362	$31,920	$79,146	$72,154	$6,609	$5,244

NOI for the nine months ended September 30, 2006	$250,132	$67,739	$30,232	$69,207	$69,360	$8,442	$5,152

Same property change in NOI	5.7%	2.4%	5.6%	14.4%	4.0%	(21.7% )	1.8%

NOI for the nine months ended September 30, 2007	$264,435	$69,362	$31,920	$79,146	$72,154	$6,609	$5,244
Straight-line rents	(17,766)	(824)	(564)	(11,788)	(4,144)	(446)	—
Amortization of above and below market lease intangibles, net	1,293	—	87	—	1,075	131	—
NOI, as adjusted, for the nine months ended September 30, 2007	$247,962	$68,538	$31,443	$67,358	$69,085	$6,294	$5,244

NOI for the nine months ended September 30, 2006	$250,132	$67,739	$30,232	$69,207	$69,360	$8,442	$5,152
Straight-line rents	(6,943)	(995)	(103)	(4,344)	(1,616)	115	—
Amortization of above and below market lease intangibles, net	(837)	—	87	—	(924)	—	—
NOI, as adjusted, for the nine months ended September 30, 2006	$242,352	$66,744	$30,216	$64,863	$66,820	$8,557	$5,152

Same property change in NOI, as adjusted	2.3%	2.7%	4.1%	3.8%	3.4%	(26.5% )	1.8%

See Reporting Definitions and Supplemental Financial Measures Disclosures

Lease Expirations (1)(2)

Dollars in thousands

		Expiration Year(3)
Sector	Totals	2007	2008	2009	2010	2011

Owned Property Portfolio

Hospital:
Leases	14	2	1	7	1	3
Annualized expiring rents	$53,332	$1,686	$2,048	$41,019	$2,973	$5,606

Skilled Nursing:
Leases	5	—	1	4	—	—
Annualized expiring rents	$2,857	$—	$637	$2,220	$—	$—

Senior Housing:
Leases	7	—	1	—	3	3
Annualized expiring rents	$1,330	$—	$72	$—	$473	$785

MOB:
Leases	2,624	470	641	542	579	392
Annualized expiring rents	$155,023	$19,479	$38,033	$34,011	$37,504	$25,996

Life Science:
Leases	81	12	18	14	22	15
Annualized expiring rents	$44,309	$6,381	$6,782	$6,912	$10,127	$14,107

Other:
Leases	8	—	1	5	2	—
Annualized expiring rents	$5,414	$—	$13	$5,135	$266	$—

Total:
Leases	2,739	484	663	572	607	413
Annualized expiring rents	$262,265	$27,546	$47,585	$89,297	$51,343	$46,494

HCP Ventures III (4):
Leases	48	3	3	17	13	12
Annualized expiring rents	$3,495	$107	$232	$1,402	$1,047	$707

HCP Ventures IV (4):
Leases	414	86	108	67	78	75
Annualized expiring rents	$29,670	$4,139	$5,588	$5,174	$8,770	$5,999

(1)       The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)        All leases associated with HCP Ventures II expire in years later than 2011.

(3)        Lease expirations through 2011.

(4)        Represents 100% of each joint venture.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Development

Dollars and square feet in thousands

Development Projects in Process (1)
					Estimated
			Estimated	Estimated	Rentable
			Completion	Stabilization	Square
Name of Project	Location	Sector	Date	Date	Feet
Memorial North Briargate	Colorado Springs, CO	MOB	4Q 2007	2Q 2010	117
East Grand (Building 7)	So. San Francisco, CA	Life Science	1Q 2008	1Q 2008	93
East Grand (Building 8)	So. San Francisco, CA	Life Science	2Q 2008	2Q 2008	82
East Grand (Building 9)	So. San Francisco, CA	Life Science	2Q 2008	2Q 2008	54
Oyster Point II (Building A)	So. San Francisco, CA	Life Science	4Q 2008	4Q 2008	115
Oyster Point II (Building B)	So. San Francisco, CA	Life Science	4Q 2008	4Q 2008	122
Oyster Point II (Building C)	So. San Francisco, CA	Life Science	1Q 2010	1Q 2010	78
					661

	Estimated total investment				$436,747

	Investment-to-date(2)				$254,267

	Percentage pre-leased				86%

Land Held for Future Development
				Estimated
				Rentable
			Gross Site	Square
Name of Project	Location	Sector	Acreage	Feet
Forbes Research Center (Buildings A & B)	So. San Francisco, CA	Life Science	7	326
Sierra Point	So. San Francisco, CA	Life Science	23	540
Bressi (Building 1)	Carlsbad, CA	Life Science	23	397
Bressi (Building 2)	Carlsbad, CA	Life Science	18	300
Poway (Building 1)	Poway, CA	Life Science	41	679
Poway (Building 2)	Poway, CA	Life Science	31	585
Torrey Pines Science Center	Torrey Pines, CA	Life Science	6	93
Torrey Pines Science Park	Torrey Pines, CA	Life Science	3	93
			152	3,013

(1)          Excludes potential redevelopment assets.

(2)          Includes land.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Investment Management Business

Investment Management Business Summary

As of and for the nine months ended September 30, 2007
Dollars in thousands

			HCP’s		Joint	HCP’s Net	Investment
	Primary	Date	Ownership		Venture	Equity	Management	Term
Joint Venture	Sector	Established	Percentage		Investment	Investment(1)	Fee Income(2)	(in years)
HCP Ventures II	Senior Housing	January-07	35.0%		$1,097,267	$145,244	$7,771	Indefinite
HCP Ventures III	MOB	October-06	30.0	(3)	140,337	13,520	326	10
HCP Ventures IV	MOB	April-07	20.0		645,729	49,762	3,965	10
					$1,883,333	$208,526	$12,062

(1)               Excludes unconsolidated joint ventures for which HCP is not the managing member.

(2)               Includes acquisition fees from HCP Ventures II of $5.4 million and HCP Ventures IV of $3.2 million.

(3)               The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

Balance Sheets

	September 30, 2007			December 31, 2006
In thousands	HCP Ventures II(1)	HCP Ventures III	HCP Ventures IV(2)	HCP Ventures II(1)	HCP Ventures III	HCP Ventures IV(2)
ASSETS
Real estate:
Buildings and improvements	$936,095	$129,273	$514,555	$—	$129,289	$—
Developments in process	—	190	2,757	—	—	—
Land	108,907	1,780	65,680	—	1,780	—
Less accumulated depreciation and amortization	27,172	5,294	15,222	—	2,829	—
Net real estate	1,017,830	125,949	567,770	—	128,240	—

Cash and cash equivalents	2,948	2,987	5,894	—	5,312	—
Restricted cash	5,839	—	6,390	—	—	—
Accounts receivable, net	250	1,064	935	—	572	—
Intangible assets, net	49,393	12,852	66,367	—	13,904	—
Other assets, net	21,443	2,926	6,244	—	2,665	—
Total assets	$1,097,703	$145,778	$653,600	$—	$150,693	$—

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$679,945	$91,730	$378,951	$—	$91,730	$—
Intangible liabilities, net	1,309	5,745	13,785	—	6,236	—
Accounts payable and accrued liabilities	8,117	2,744	11,448	—	5,103	—
Deferred revenue	—	491	462	—	295	—
Total liabilities	689,371	100,710	404,646	—	103,364	—

HCP’s capital	140,131	11,907	39,650	—	12,676	—
Partners’ capital	268,201	33,161	209,304	—	34,653	—
Total liabilities and members’ capital	$1,097,703	$145,778	$653,600	$—	$150,693	$—

(1)               At December 31, 2006, HCP Ventures II was a wholly owned consolidated subsidiary of the Company.

(2)               At December 31, 2006, 55 of the 58 assets included in HCP Ventures IV were included in the consolidated balance sheet.

Statements of Operations

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
In thousands	HCP Ventures II	HCP Ventures III	HCP Ventures IV	HCP Ventures II	HCP Ventures III	HCP Ventures IV
Rental and related revenues:
Rental and related revenues	$20,901	$4,484	$16,335	$62,410	$13,519	$27,098
Interest and other income	1	—	—	2	—	—
	20,902	4,484	16,335	62,412	13,519	27,098

Costs and expenses:
Interest	10,003	1,481	5,265	29,761	4,352	8,557
Depreciation and amortization	7,141	1,235	6,243	21,403	3,452	10,333
Operating	8	1,538	6,599	8	4,585	10,549
General and administrative	1,293	158	662	3,664	548	1,091
	18,445	4,412	18,769	54,836	12,937	30,530
Net income (loss)	$2,457	$72	$(2,434)	$7,576	$582	$(3,432)

Funds From Operations

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
In thousands	HCP Ventures II	HCP Ventures III	HCP Ventures IV	HCP Ventures II	HCP Ventures III	HCP Ventures IV
Net income (loss)	$2,457	$72	$(2,434)	$7,576	$582	$(3,432)
Real estate depreciation and amortization:	7,141	1,235	6,243	21,403	3,452	10,333
Funds from operations (FFO)	$9,598	$1,307	$3,809	$28,979	$4,034	$6,901

HCP’s share of FFO from unconsolidated joint ventures	$3,359	$392	$762	$10,143	$1,210	$1,380

Selected supplemental cash flow information:
Amortization of (above) and below market lease intangibles, net	$(697)	$142	$(370)	$(2,091)	$426	$(618)
Debt issuance costs amortization	156	38	150	450	114	244
Straight-line rents	3,825	120	679	11,473	564	1,336
Lease commissions and tenant and capital improvements	—	134	1,383	—	151	1,730

Net Operating Income

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
In thousands	HCP Ventures II	HCP Ventures III	HCP Ventures IV	HCP Ventures II	HCP Ventures III	HCP Ventures IV
Net income (loss)	$2,457	$72	$(2,434)	$7,576	$582	$(3,432)
Interest expense	10,003	1,481	5,265	29,761	4,352	8,557
Depreciation and amortization	7,141	1,235	6,243	21,403	3,452	10,333
General and administrative	1,293	158	662	3,664	548	1,091
NOI	$20,894	$2,946	$9,736	$62,404	$8,934	$16,549

HCP’s share of NOI from unconsolidated joint ventures	$7,313	$884	$1,947	$21,841	$2,680	$3,310

EBITDA

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
In thousands	HCP Ventures II	HCP Ventures III	HCP Ventures IV	HCP Ventures II	HCP Ventures III	HCP Ventures IV
Net income (loss)	$2,457	$72	$(2,434)	$7,576	$582	$(3,432)
Interest expense	10,003	1,481	5,265	29,761	4,352	8,557
Depreciation and amortization of real estate andin-place lease intangibles	7,141	1,235	6,243	21,403	3,452	10,333
EBITDA	$19,601	$2,788	$9,074	$58,740	$8,386	$15,458

HCP’s share of EBITDA from unconsolidated joint ventures	$6,860	$836	$1,815	$20,559	$2,516	$3,092

Indebtedness

In thousands

Mortgage Debt Maturities and Scheduled Principal Repayments

September 30, 2007

	HCP Ventures II	HCP Ventures III	HCP Ventures IV	Total	HCP’s Share of Unconsolidated Mortgage Debt

2007	$2,879	$—	$154	$3,033	$1,037
2008	8,974	—	891	9,865	3,319
2009	9,613	—	937	10,550	3,552
2010	10,179	—	1,049	11,228	3,773
2011	10,779	—	2,742	13,521	4,321
2012	11,308	—	37,802	49,110	11,518
2013	118,000	—	8,550	126,550	43,010
2014	10,409	—	2,606	13,015	4,164
2015	11,023	—	56,169	67,192	15,092
2016	10,873	91,730	97,075	199,678	50,741
Thereafter	476,535	—	173,798	650,333	201,547
Subtotal	680,572	91,730	381,773	1,154,075	342,074

(Discounts) and premiums, net	(627)	—	(2,822)	(3,449)	(784)

Total debt	$679,945	$91,730	$378,951	$1,150,626	$341,290

HCP’s share of total debt	$237,981	$27,519	$75,790	$341,290

Weighted average interest rate	5.66%	6.02%	5.58%	5.66%

Weighted average maturity in years	8.61	8.69	8.46	8.58

Total Debt Analysis

	September 30, 2007				December 31, 2006
	HCP Ventures I(1)	HCP Ventures II	HCP entures V(2)	Total	HCP Ventures II(1)	HCP Ventures III	HCP Ventures IV(2)	Total
Fixed rate debt	$679,945	$91,730	$378,951	$1,150,626	$—	$91,730	$—	$91,730
Variable rate debt	—	—	—	—	—	—	—	—
Total debt	$679,945	$91,730	$378,951	$1,150,626	$—	$91,730	$—	$91,730

HCP’s share of total debt
Fixed rate	$237,981	$27,519	$75,790	$341,290	$—	$27,519	$—	$27,519
Variable rate	—	—	—	—	—	—	—	—
	$237,981	$27,519	$75,790	$341,290	$—	$27,519	$—	$27,519

(1)                                  At December 31, 2006, HCP Ventures II was a wholly owned consolidated subsidiary of the Company.

(2)                                  At December 31, 2006, 55 of the 58 assets included in HCP Ventures IV were included in the consolidated balance sheet.

Portfolio Overview

As of and for the nine months ended September 30, 2007, dollars and square feet in thousands

Portfolio Overview

		Property			Facility Occupancy %		Cash Flow Coverage		Number of
Joint Venture	Primary Sector	Count	Units	Square Feet	09/30/07	06/30/07	09/30/07	06/30/07	States
HCP Ventures II	Senior Housing	25	5,635	5,566	92	92	1.0 x	1.0 x	6
HCP Ventures III	MOB	13	N/A	789	100	100	N/A	N/A	5
HCP Ventures IV	MOB	58	N/A	2,850	87	89	N/A	N/A	13
		96		9,205

Operator Concentration

	Property	Investment		For the Three Months Ended September 30, 2007		For the Nine Months Ended September 30, 2007
Operator	Count	Amount	%	NOI	%	NOI	%
Horizon Bay	25	$1,097,267	58	$20,894	62	$62,402	71
Other operators	71	786,066	42	12,682	38	25,485	29
	96	$1,883,333	100	$33,576	100	$87,887	100

Lease Expiration Summary(1)

		Expiration Year
Joint Venture	Total	2007	2008	2009	2010	2011
HCP Ventures III:
Leases	48	3	3	17	13	12
Annualized expiring rents	$3,495	$107	$232	$1,402	$1,047	$707

HCP Ventures IV:
Leases	414	86	108	67	78	75
Annualized expiring rents	$29,670	$4,139	$5,588	$5,174	$8,770	$5,999

(1)           All leases associated with HCP Ventures II expire after 2011.

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent.  The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs, life science facilities and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility EBITDAR for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC.  Continuing care retirement community.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Book Capitalization.  The carrying amount of (i) Consolidated Debt, plus (ii) total minority interests, plus (iii) total stockholders’ equity, as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank lines of credit, bridge loans (if applicable), term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage debt secured by real estate as reported in the Company’s consolidated financial statements.

Consolidated Undepreciated Book Capitalization.  Consolidated Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage.  Facility EBITDAR for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment.

DFL.  Direct financing lease.

Estimated Completion Date.  Management’s estimate of the date the core and shell structure improvements are expected to be completed.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy.  For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  Prior to November 30, 2006, HCP Medical Office Portfolio, LLC (“HCP MOP”), was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is managing member and has a 35% interest therein.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is managing member and has an effective 25.5% interest therein.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is managing member and has a 20% interest therein.

ILF.  Independent living facility.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Marketable Securities.  The Company classifies its existing marketable equity and debt securities as available-for-sale in accordance with provisions of SFAS No. 115. These securities are carried at fair market value, with unrealized gains and losses reported in stockholders’ equity as a component of accumulated other comprehensive income.

MOB.  Medical office building.

Occupancy Percentage.  Represents the percentage of total rentable square feet leased, including month-to-month leases, as of the date reported.  Space is considered leased when the tenant has taken physical occupancy.

“Other” Property Type.  Physician group practice clinics and health and wellness centers.

Percentage Pre-leased.  Represents the percentage of a development project’s estimated square footage attributed to signed leases.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Square Feet Owned.  The square footage for properties owned by the Company or its consolidated joint ventures, and excludes square footage for development properties prior to completion.

Total Book Capitalization.  Total Debt plus the carrying amount of minority interests plus the carrying amount of stockholders’ equity.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from unconsolidated joint ventures.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from unconsolidated joint ventures.

Total Undepreciated Book Capitalization.  Total Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets and the Company’s pro rata share of accumulated depreciation and amortization on real estate assets in unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding minority interests’ share of earnings and gains or losses from real estate dispositions.  The Company’s presentations of EBITDA and Adjusted EBITDA herein are solely as non-GAAP liquidity measures in connection with the presentation of Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments.  The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Fixed Charge Coverage and Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  The Company believes investors should consider EBITDA and Adjusted EBITDA in conjunction with cash flows from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA and Adjusted EBITDA do not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flows from operating activities is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations as defined by GAAP and should not be considered an alternative to those indicators.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per common share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of above and below market lease intangibles, and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this Supplemental Information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of (i) net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related charges for the full year of 2007 and (ii) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and rentable square feet for land held for future development.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; the ability of the Company to integrate companies and to preserve the goodwill of these acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial condition of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in the Company’s Securities and Exchange Commission filings.